UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2025

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2220 Hicks Road, Suite 210 Rolling Meadows, IL	60008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 420-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below in Item 5.07, on June 11, 2025, the stockholders of Agrify Corporation (the “Company”) approved an amendment to the Company’s 2022 Omnibus Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of Common Stock available for issuance thereunder by 250,000 shares (the “Plan Amendment”). The Plan Amendment was included as Proposal 3 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2025 (the “Proxy Statement”). The 2022 Plan is described in more detail in the Proxy Statement.

The foregoing description and the summary contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2022 Plan, as amended by the Plan Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 11, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) virtually, commencing at 4:30 p.m. Eastern Time. Of the Company’s 1,952,014 shares of common stock issued and outstanding and eligible to vote as of the record date of April 22, 2025, a quorum of 1,406,225 shares, or approximately 72.0% of the eligible shares, were represented at the virtual Annual Meeting either in person or by proxy.

A description of each matter voted upon at the Annual Meeting is described in detail in the Proxy Statement. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1 - Election of Directors

Each of the director nominees listed below were elected as directors for a one-year term, such term to continue until the annual meeting of stockholders in 2026 or until such directors’ successors are duly elected and qualified. Due to the plurality election, votes could only be cast in favor of or withheld from the nominee and thus votes against were not applicable. The results of the election were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Benjamin Kovler	1,057,630	1,559	347,036
Max Holtzman	1,027,590	31,599	347,036
Timothy Mahoney	1,038,528	20,661	347,036
Peter S. Shapiro	1,057,615	1,574	347,036
Sanjay Tolia	1,057,615	1,574	347,036
Armon Vakili	1,057,614	1,575	347,036
Krishnan Varier	1,027,635	31,554	347,036

Proposal 2 - Ratification of Appointment of GuzmanGray

The appointment of GuzmanGray as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
1,390,109	578	15,538

Proposal 3 - Approval of Amendment to 2022 Omnibus Equity Incentive Plan

The amendment to the 2022 Plan to increase the number of shares of Common Stock available for issuance thereunder by 250,000 shares was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,015,173	31,109	12,907	347,036

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Agrify 2022 Omnibus Equity Incentive Plan, (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: June 13, 2025	By:	/s/ Benjamin Kovler
Benjamin Kovler
Chairman and Interim Chief Executive Officer

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